UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2013, Willis Group Holdings Public Limited Company (the “Company”) issued a press release reporting results for the fourth quarter and year ended December 31, 2012 and posted a slide presentation to its website which it may refer to during its conference call to discuss the results. Copies of the press release and slide presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Each executive officer of the Company is eligible to receive an annual award under the Company’s Annual Incentive Plan (the “AIP”). The AIP is a discretionary plan. AIP awards are granted in conjunction with the Willis Group Senior Management Incentive Plan (“SMIP”) to the extent named executive officers are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee can take a range of performance metrics into consideration when determining amounts payable under the SMIP, including, among other things, revenue and profit metrics. On February 7, 2013, the Compensation Committee approved a change in the financial metrics used, in part in determining awards, to be organic revenue growth and adjusted organic EBITDA growth for the 2013 performance period.

Item 7.01. Regulation FD

The slide presentation referred to in Item 2.02 above is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Willis Group Holdings Public Limited Company Earnings Press Release issued February 12, 2013

99.2	Slide Presentation – Willis Group Holdings Fourth Quarter 2012 Results

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam Rosman
Adam Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Willis Group Holdings Public Limited Company Earnings Press Release issued February 12, 2013

99.2	Slide Presentation – Willis Group Holdings Fourth Quarter 2012 Results